                                                                    EXHIBIT 10.2

                                 WILTEX A, INC.
                            1191 Woodstock, Suite #5
                           Estes Park, Colorado 80517

May 15, 2002

Patricia Anne Dickerson
Energy Direct Communications, LLC
800 N. Highway 77, Suite 160, PMB #194
Waxahachie, Texas 75165

Re: Lock-Up Agreement with Wiltex A, Inc.

Ms. Dickerson:

In consideration of the sale to the holder by Wiltex A, Inc., (the "Company") of its common stock ($.001 par value), the undersigned holder warrants, covenants and agrees for the benefit of the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, make any short sale, pledge, grant, grant any option to purchase, or otherwise transfer or dispose of, any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock, owned directly or beneficially by the undersigned or with respect to which the undersigned has the power of disposition, except in connection with or following a completed merger or acquisition by the Company and the Company is no longer classified as a blank check company pursuant to Section 7 (b) (3) of the Securities Act of 1933, as amended.

An attempt to sell, transfer or any type of disposition of the shares shall be a violation of this Agreement and shall be ineffective and null and void.

In furtherance of the foregoing, the holder agrees to: (1) deliver its shares to the Company for safe keeping; (2) allow the Company to advise its Transfer Agent not to transfer said securities and (3) authorize the Company to deliver a copy of this Agreement to the Transfer Agent with instructions to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding upon the holder, its agents, heirs, successors, assignees and beneficiaries.

A waiver of the terms and conditions of this agreement must be in writing and executed by the proper officer of the Company and the holder.

If there is a breach or threatened breach of this Agreement, the holder agrees that there is no adequate remedy at law and said breach will cause irreparable damage. Accordingly, the holder agrees that the Company is entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. This remedy is not exclusive and the holder agrees that the Company and third party beneficiaries shall be entitled to seek other remedies including a claim for other remedies, including money damages.

THE HOLDER

/s/ Patricia Anne Dickerson            Constituting 10,000 shares (certificates)